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                                   EXHIBIT 3.2

                        AMENDED ARTICLES OF INCORPORATION

                            OF LUMINEX LIGHTING, INC.

                             DATED SEPTEMBER 5, 1997



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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                             LUMINEX LIGHTING, INC.,
                            A CALIFORNIA CORPORATION

     The undersigned President and Secretary of LUMINEX LIGHTING, INC., a California corporation, hereby certify that:

           1. Article V of Articles of Incorporation of this Corporation is hereby deleted in its entirety.

           2. The foregoing Amendment of the Articles of Incorporation has been duly approved by a unanimous vote of the Board of Directors and the Shareholders.

           IN WITNESS WHEREOF, the undersigned hereby certifies this Certificate of Amendment of Articles of Incorporation effective as of the 5th day of September, 1997.



   /s/ Wasif Siddiqui
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Wasif Siddiqui, President



   /s/ Tasneem Siddiqui
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Tasneem Siddiqui, Secretary

VERIFICATION

           Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of his and her own knowledge, and that this declaration was executed on September 5, 1997, at Chino, California.


   /s/ Wasif Siddiqui
-------------------------------------
Wasif Siddiqui, President



   /s/ Tasneem Siddiqui
-------------------------------------
Tasneem Siddiqui, Secretary